Exhibit 5.1
November 18, 2009
Compellent Technologies, Inc.
7625 Smetana Lane
Eden Prairie, MN 55344
Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the filing by Compellent Technologies, Inc. (the “Company”) of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, covering the underwritten public offering of up to 540,000 shares of the Company’s Common Stock, $0.001 par value, to be sold by certain selling stockholders (the “Shares”), which are in addition to the 2,700,000 shares to be sold by certain selling stockholders as referenced in our opinion dated November 11, 2009, filed as Exhibit 5.1 to that certain Registration Statement (File No. 333-162633) filed with the Securities and Exchange Commission on November 12, 2009.
     In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, as currently in effect, and (c) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the general corporation laws of the State of Delaware.
     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and non-assessable. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward Kronish llp

By:	/s/ John T. McKenna

John T. McKenna, Esq.

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